Exhibit 10.20
                   AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
                            OF RONALD D. PALIUGHI

     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT OF RONALD D. PALIUGHI (the "Amendment") made and entered into as of March 27, 1995, by and between National Propane Corporation, a Delaware corporation (the "Company"), and Ronald D. Paliughi, an individual residing at 1546 West Mt. Vernon Road, Mt. Vernon, Iowa 52314 (the "Executive").

     The Executive and the Company are parties to that certain Employment Agreement, dated as of April 24, 1993, as amended by Amendment No. 1 to Employment Agreement of Ronald D. Paliughi, dated as of December 7, 1994 (the "Existing Employment Agreement").

     Triarc Companies, Inc., the parent company of the Company ("Triarc"), and the Executive are parties to that certain Restricted Stock Agreement under the Triarc Companies, Inc. Amended and Restated 1993 Equity
Participation Plan (the "RSA"), dated as of March 1, 1994.

     The RSA provides for a restricted stock award by Triarc to the Executive of 5,000 shares (the "Shares") of common stock of Triarc, which Shares vest on January 1, 1997, one day after the last day of the term of the Existing Employment Agreement.

     The Company and the Executive desire to amend the Existing Employment Agreement to provide for the vesting of the Shares to occur on the same date as the expiration of the term of the Existing Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

     1. The Amendment. The Existing Employment Agreement is hereby amended to substitute the phrase "January 1, 1997" for the phrase "December 31, 1996" in Section 2 of the Existing Employment Agreement.

     2. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which single counterpart with multiple executed signature pages affixed thereto shall constitute the original counterpart instrument. All of those counterpart pages shall be read as though one, and they shall have the same force and effect as if all the signers had executed a single signature page.

     3. Governing Law; Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law.

     4. Existing Employment Agreement. Except as amended hereby, the Existing Employment Agreement shall continue in full force and effect.

     IN WITNESS WHEREOF, this Amendment No. 2 has been duly executed and delivered by the duly authorized person of each undersigned to be effective as of the date first above written.


                                   RONALD D. PALIUGHI
                                   Ronald D. Paliughi


                                   NATIONAL PROPANE CORPORATION


                                 By:  TERRY D. WEIKEL
                                      Name:     Terry D. Weikel
                                      Title:    Senior Vice
                                                President and CFO


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